As filed with the Securities and Exchange Commission on June 28, 1999
                                                  Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                    ARCA CORP.
             (Exact name of Registrant as specified in its charter)


            New Jersey                                         22-3417547
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                        Identification Number)

                               215 West Main Street
                         Maple Shade, New Jersey  08052
               (Address of Principal Executive Offices)(Zip Code)


                                    ARCA CORP.
                           1999 DUAL STOCK OPTION PLAN
                            (Full Title of the Plan)


                           Harry J. Santoro, President,
                                   ARCA CORP.
                               215 West Main Street
                         Maple Shade, New Jersey  08052
                                 (609) 667-0600
           (Name, Address, and Telephone Number, Including Area Code,
                             of Agent for Service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                        CALCULATION OF REGISTRATION FEE
=============================================================================
Title of       Amount to    Proposed Maximum  Proposed Maximum      Amount of
Securities        Be         Offering Price  Aggregate Offering   Registration
to be          Registered(1)   Per Share(2)       Price                Fee
Registered
-----------------------------------------------------------------------------
Common Stock   4,500,000        $.50             $2,250,000          $626.00

-----------------------------------------------------------------------------

(1) Represents 4,500,000 shares issuable under the 1999 Stock Incentive Plan. This Registration Statement shall also cover any additional shares of common Stock which become issuable under the 1999 Incentive Stock Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of ARCA Corp.
(2) Calculated for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, using the average of the high and low bid prices for the Common Stock of ARCA Corp. on June 25, 1999 as quoted on the OTC Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

               The documents constituting Part I of this registration statement have been or will be sent or given to participants in the registrant's 1999 Dual Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  ARCA Corp. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  The Company's certificate of incorporation authorizes the issuance of 50,000,000 shares of Common Stock, par value $.0001 per share (Common Stock) and Ten Million (10,000,000) shares of Preferred Stock, par value $.0001 per share ("Preferred Stock").

Common Stock -Holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Shares of Common Stock are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional shares in the event of a subsequent offering. All outstanding shares of Common Stock are, and the shares offered hereby will be when issued, fully paid and non-assessable.

The Common Stock does not have cumulative voting rights which means that the holders of more than fifty percent of the Common Stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so.

Preferred Stock- Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and the relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          1. the designation of the series, which may be by distinguishing number, letter or title;

          2. the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

          3. whether dividends, if any, shall be cumulative or noncumulative and the rights with respect to dividends of the series;

          4. the redemption rights and price or prices, if any, for shares of the series;

          5. the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

          6. the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          7. whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

          8. restrictions on the issuance of shares of the same series or of any other class or series; and

          9. the voting rights, if any, of the holders of shares of the series.

     The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one (1) vote for each such share upon all questions presented generally to the stockholders.

     The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

Series A Preferred Stock.

     (1)  Designation; Number; Initial Sales Price; Parity Preferred Stock.


          (a) The initial series of preferred stock shall be designated "Series A Preferred Stock".

          (b) The number of shares constituting the Series A Preferred Stock shall be Two Million Seventy Five Thousand (2,075,000).

          (c) The "Initial Sales Price" of the Series A Preferred Stock is deemed to be Three Dollars and Fifty Cents ($3.50).

          (d) Any series of Preferred Stock whose rights, preferences, privileges, restrictions, number, and designation are fixed in a resolution adopted by the Corporation's Board of Directors as set forth in one or more certificates of determination filed subsequently to the filing of this Certificate of Incorporation are hereby defined as "Parity Preferred Stock," provided that shares of such series shall be convertible into Common Stock, shall have one vote per share of Common Stock into which such shares may be converted if such shares are voting shares, and are on a parity with the Series A Preferred Stock in payment of dividends and upon liquidation, based upon the Initial Sales Price of the respective series.

     (2)  Dividend Rights.

          (a) No dividend (payable other than in Common Stock of the corporation) may be paid on or declared or set apart for the Common Stock in any one fiscal year unless a dividend at the rate of five percent (5%) of the Initial Sales Price is paid on, or declared and set apart for, each share of Series A Preferred Stock, and the applicable designated dividend is paid on, or declared and set apart for, each share of Parity Preferred Stock. The amount of any such dividend shall be prorated for a share of Series A Preferred Stock or Parity Preferred Stock which is not issued and outstanding for an entire fiscal year.

          (b) After the dividends to which the holders of Series A Preferred Stock and Parity Preferred Stock are entitled have been paid or declared and set apart in any one fiscal year of the Corporation, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor in that fiscal year, such additional dividends shall be allocated among the holders of the Common Stock in proportion to the number of shares held by them.

          (c) The dividends on the Series A Preferred Stock and Parity Preferred Stock shall be paid out of any assets legally available therefor, when, as and if declared by the Board of Directors. Dividends on the Series A Preferred Stock and Parity Preferred Stock shall not be cumulative and no rights shall accrue to the holders of the Series A Preferred Stock or Parity Preferred Stock in the event the Corporation shall fail to declare or pay dividends on the Series A Preferred Stock and Parity Preferred Stock in the amount of five percent (5%) of the Initial Sales Price per share per fiscal year or in any amount in any prior year of the Corporation, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part.

          (d) In the event the Board of Directors of the Corporation declares dividends in a fiscal year in an amount less than the aggregate of all the dividend preferences of the Series A Preferred Stock and Parity Preferred Stock, then the entire amount of dividends declared by the Board of Directors shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Preferred Stock such that the same percentage of the annual dividend to which each series of Preferred Stock is entitled is paid on each share of Series A Preferred Stock and Parity Preferred Stock.

     (3)  Liquidation Preference.

          (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, no distribution shall be made on the shares of Common Stock without first making a distribution on the shares of Series A Preferred Stock equal to (i) the amount of the Initial Sales Price per share for each share of Series A Preferred Stock, plus (ii) all declared but unpaid preferred dividends thereon; and on the shares of Parity Preferred Stock equal to the applicable liquidation preference designated therefor. After such payment to the holders of the Series A Preferred Stock and Parity Preferred Stock, the remaining proceeds, if any, shall be allocated among the holders of the Common Stock in proportion to the numbers of shares held by them. If upon occurrence of such event the assets and property thus distributed among the holders of the Series A Preferred Stock and Parity Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the corporation legally available for distribution shall be distributed ratably among the holders of the Series
A Preferred Stock and the Parity Preferred Stock such that each holder of Series A Preferred Stock and Parity Preferred Stock receives the same percentage of (x) with respect to the holder's shares of Series A Preferred Stock, the sum of (A) the Initial Sales Price of shares of the series plus (B) declared but unpaid dividends; and (y) with respect to the holder's shares of Parity Preferred Stock, the liquidation preference thereof.

          (b) A merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this subparagraph.

     (4)  Conversion Privilege.

          (a) Right to Convert. Any holder of shares of Series A Preferred Stock may, at the option of the holder, at any time after the date of issuance and not later than five (5) days prior to any Redemption Date provided for in Section C(5)(c) of this Article IV, below, or a merger or sale of all or substantially all of the assets of the corporation, convert all or any part of the holder's shares of Series A Preferred Stock into shares of Common Stock at the rate (adjusted as appropriate pursuant to paragraph (4)(c), below) of one and one-half (1.5) shares of Common Stock for each one (1) share of Series A Preferred Stock to be converted, by surrendering the certificate or certificates for the shares of Series A Preferred Stock at the principal executive office of the corporation, duly endorsed to the corporation, together with written notice of intention to convert. In the event a date is fixed for redemption of the shares of Series A Preferred Stock pursuant to Section C(5) of this Article IV, below, or a Redemption Notice is given pursuant to paragraph (5)(c) of Section C, below, this conversion privilege must be exercised no later than five (5) days prior to the Redemption Date or a sale of all or substantially all of the assets of the corporation.

          (b)  Mechanics of Conversion.  Before any holder of Series A
Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates for the shares to be converted, duly endorsed, at the office of the Corporation or of the transfer agent for the preferred stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the shares. The notice shall state the name or names in which the certificate or certificates for the shares of Common Stock are to be issued. The Corporation shall as soon as practicable thereafter issue and deliver at its principal corporate office to the holder of preferred stock, or to the nominee or nominees of the holder, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled by virtue of the conversion. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of preferred stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon the conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock as of that date. No fractional shares of Common Stock shall be issued upon conversion of preferred stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the fraction multiplied by the Initial Sales Price of the Series A Preferred Stock.

          (c)  Adjustments to Conversion Rate.

     (i) Splits, Combinations or Reorganizations. In the event that at any time after the first issuance of the Series A Preferred Stock the outstanding shares of Common Stock shall be (A) subdivided or split into a greater number of shares of Common Stock; (B) combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock; or (C) changed into a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, the holders of the shares of Series A Preferred Stock shall upon conversion thereof receive the stock or securities, as applicable, to which the holder would have been entitled had the holder held, at the time of said split, subdivision, combination, consolidation, reorganization, or reclassification, the same number of shares of Common Stock as the number of Series A Preferred Stock converted, and had the holder thereafter during the period from the date of that event to and including the date of conversion, retained the stock or securities receivable by them as aforesaid during that period, subject to all other adjustments called for during such period under this paragraph (4)(c) with respect to the rights of the holders of the Series A Preferred Stock.

               (ii) Other Distributions. In the event the corporation at any time after the date of the first issuance of the Series A Preferred Stock makes, or fixes a record date for, the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in the securities of the corporation, then the holders of the shares of Series A Preferred Stock shall upon conversion thereof receive, in addition to the number of shares of Common Stock receivable thereupon, the stock or securities to which the holder would have been entitled had the holder held, at the time of the dividend or other distribution, the same number of shares of Common Stock as the number of Series A Preferred Stock converted, and had the holder thereafter during the period from the date of that event to and including the date of conversion, retained the stock or securities receivable by them as aforesaid during that period, subject to all other adjustments called for during such period under this Section c with respect to the rights of the holders of the Series A Preferred Stock.

          (d) Automatic Conversion. All outstanding shares of Series A Preferred Stock also shall be deemed automatically converted into fully paid and nonassessable shares of Common Stock at the rate (adjusted as appropriate pursuant to paragraph (4)(c)(i) of this Section C, above) of one and one-half (1.5) shares of Common Stock for each one (1) share of Series A Preferred Stock upon the earlier to occur of:

               (i) The consummation of an underwritten public offering of the Common Stock of the corporation to the general public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in which the per share price is at least the Initial Sales Price of the Series A Preferred Stock and from which the corporation receives at least Five Million dollars ($5,000,000); or

               (ii) The consent of the holders of a majority of the outstanding shares of Series A Preferred Stock; or

               (iii) That time, after the initial issuance date of any shares of Series A Preferred Stock, at which less than one hundred fifty thousand (150,000) shares of Series A Preferred Stock remain outstanding.

          (e)  Reservation of Shares Issuable Upon Conversion.  Shares of
Series A Preferred Stock converted as herein provided may not be reissued. The corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of conversion of its shares of Series A Preferred Stock, such number of shares of Common Stock as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding, and the corporation shall obtain and keep in force such permits as may be required in order to enable the corporation lawfully to issue and deliver such number of shares of Common Stock.

     (5)  Redemption.

(a) The corporation may, at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock by paying in cash therefor a sum (the "Series A Redemption Price") equal to (i) the Initial Sales Price of the Series A Preferred Stock plus (ii) declared but unpaid dividends thereon.

(b)  The corporation shall not be required to redeem all or part of the Series
A Preferred Stock because it is redeeming all or part of any other series of preferred stock. In the event the Board of Directors elects to partially redeem the Series A Preferred Stock, the method of selecting the shares to be redeemed shall be at the discretion of the Board of Directors of the corporation.

(c) At least sixty (60) days prior to the date fixed for any redemption pursuant to this Section C(5) (the "Redemption Date"), the corporation shall mail written notice (the "Redemption Notice"), first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the preferred stock to be redeemed, at the address last shown on the records of the corporation for the holder or given by the holder to the corporation for the purpose of notice (or if no such address appears or is given at the place where the principal executive office of this corporation is located), notifying the holder of the redemption to be effected, specifying the number of shares to be redeemed from the holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which the holder's conversion privileges (as defined in Section C(4) of this Article IV, above) as to the shares terminate; and calling upon the holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the holder's shares to be redeemed.

(d) On or before the Redemption Date, each holder of shares called for redemption shall surrender the certificate or certificates for the shares to be redeemed to the corporation at the place designated in the Redemption Notice, and thereupon shall be entitled to receive payment of the Redemption Price on the Redemption Date, unless the holder has exercised the conversion privilege as hereinabove provided. If less than all of the shares represented by such certificates are redeemed, the corporation shall as promptly as practicable issue a new certificate for the unredeemed shares.

(e) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares called for redemption as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to those shares, and those shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. Shares of Series A Preferred Stock redeemed as herein provided may not be reissued.

(6)  Voting Rights.

(a) Except as otherwise required by law or as provided in paragraph (6)(b), below, the holders of the Series A Preferred Stock shall have no voting rights and shall not be entitled to vote on any matters brought to the shareholders of the Corporation.

(b) Each of the following require the affirmative vote of a majority of (i) the shares of Series A Preferred Stock then outstanding, voting together as a class, and (ii) the Voting Stock of the corporation, as such term is defined in
Article V, Section A(3), below:

(i) Any exchange, reclassification, or cancellation of all or part of the outstanding shares of Series A Preferred Stock, including a reverse stock split but excluding a stock split;

(ii) Any exchange, and the creation of any right of exchange, of all or part of the shares of any other class of the corporation into shares of Series A Preferred Stock;

(iii) Any change in the rights, preferences, privileges, or restrictions of the Series A Preferred Stock;

(iv) The creation of any new class of shares of the corporation having rights, preferences, or privileges prior to those of the Series A Preferred Stock, and any increase in the rights, preferences, or privileges, or the authorized number of shares, of any class of stock having rights, preferences, or privileges prior to the shares of Series A Preferred Stock;

(v) Any division of the Series A Preferred Stock into series having different rights, preferences, privileges, or restrictions, and any authorization to the Board of Directors of the corporation to effect any such division; and

(vi) Any cancellation or other change that would affect dividends on the Series A Preferred Stock which have accrued but not yet been paid.

(7) Repurchase of Shares. Each holder of an outstanding share of Series A Preferred Stock shall be deemed to have consented, to the extent required by law, to the distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by consultants, independent contractors, vendors, or customers upon termination of their services or failure to fulfill certain conditions pursuant to agreements providing for the right of said repurchase between the corporation and such persons at the same price per share such persons paid therefor.

(8) Covenants. In addition to any other rights provided by law, as long as sixty percent (60%) of the originally issued shares of Series A Preferred Stock shall remain outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock:

(a) Amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or By-laws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock authorized hereby;

(b) Authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to any such preference or priority of the Series A Preferred Stock; or

(c) Reclassify any shares of Common Stock into shares having any preference or priority as to dividends or assets superior to those of the Series A Preferred Stock.

     Notwithstanding the foregoing, the designation and authorization of the issuance of any shares of Parity Preferred Stock shall not require a class vote of the Series A Preferred Stock except as otherwise required by the New Jersey Business Corporation Law.


Item 5.           Interests of Named Experts and Counsel

                  The firm of Stephen M. Robinson, P.A., Medford, New Jersey, has acted as counsel for the Registrant in the preparation of this Registration Statement. As of June 23, 1998, a member of such firm beneficially owned a total of 384,370 shares of the Registrant's Common Stock.

Item 6.           Indemnification of Directors and Officers


     Section 14A:3-5 of the New Jersey Business Corporation Act provides in pertinent part that:

            (2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

                   (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

                   (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

           (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

            (4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

              (5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made


Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

Exhibit
Number      Exhibit
------      -------

5           Opinion and consent of Stephen M. Robinson, P.A.

10.20       1999 Dual Stock Option Plan

23.1        Consent of Stephen M. Robinson, P.A. is contained in Exhibit 5

23.2 Consent of Independent Certified Public Accountants - Haefele Flanagan & Co., P.C.






Item 9.           Undertakings

                  A.  The undersigned registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of New Jersey on this 28th day of June, 1999

                                     ARCA CORP.

                                     By:  /s/ Harry J. Santoro
                                     -----------------------------------
                                      Harry J. Santoro, President, and
                                      Chief Executive Officer
                                      (Principal Executive Officer)


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                                         ARCA CORP.
                                         (Registrant)

Date: June 28, 1999

                                         /S/  Harry J. Santoro
                                       -------------------------------------
                                         Harry J. Santoro, President,
                                         Treasurer, Chief Financial Officer
                                         and Director
Date: June 28, 1999

                                         /S/  Stephen M. Robinson
                                       -------------------------------------
                                         Stephen M. Robinson,  Vice
                                         President, Secretary and Director






                                EXHIBIT INDEX

Exhibit
Number      Exhibit
-------      -------

5           Opinion and consent of Stephen M. Robinson, P.A.

10.20       1999 Dual Stock Option Plan

23.1        Consent of Stephen M. Robinson, P.A. is contained in Exhibit 5

23.2 Consent of Independent Certified Public Accountants - Haefele Flanagan & Co., P.C.

                                    EXHIBIT 5

                               The Law Offices of
                             STEPHEN M. ROBINSON, P.A.
                              172 Tuckerton Road
                           Medford, New Jersey  08055

                            Telephone: (856) 596-5530
                               Fax: (856) 596-3340

                                  June 28, 1999


ARCA Corp.
215 West Main Street
Maple Shade, New Jersey  08052

                  RE:      REGISTRATION STATEMENT ON FORM S-8
                           ARCA Corp.

Gentlemen:

                  As legal counsel to ARCA Corp., a New Jersey corporation the "Company"), we have assisted in the preparation of the Company's registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 28, 1999 in connection with the registration under the Securities Act of 1933, as amended of 4,500,000 shares of the Company's common stock, par value $0.0001 per share, the "Common Stock") issuable pursuant to the Company's 1999 Dual Stock Option Plan (the "Option Plan"). The shares of Common Stock issuable pursuant to the Option Plan are collectively referred to as the "Shares." The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Certificate of Incorporation of the Company, and all amendments thereto, as filed with the Secretary of State of the State of New Jersey;

                  B. The Bylaws of the Company, as amended through the date hereof;

                  C. Resolutions of the Board of Directors of the Company reserving a maximum of 4,500,000 shares of the Common Stock of the Company for issuance pursuant to the Option Plan; and

                  D. The Registration Statement.


ARCA Corp.
June 28, 1999
Page 2


                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Option Plan, will be validly issued, fully paid and nonassessable.

                  Please be advised that we are members of the State Bar of New Jersey, and our opinion is limited to the legality of matters under the laws of the State of New Jersey and the corporation laws of the State of New Jersey. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.


                                        Very truly yours,


                                        STEPHEN M. ROBINSON, P.A.

                                        /s/  Stephen M. Robinson

                                        BY:  Stephen M. Robinson

                                                                             1
                                  EXHIBIT 10.20
                                    ARCA CORP.
                            1999 DUAL STOCK OPTION PLAN

     1.   Purposes

          ARCA Corp., a New Jersey corporation (hereinafter called the "Company") has adopted this Plan to enhance the interest and concern of the Company's key employees, officers, directors and consultants in the success of the Company by giving them an ownership interest in the Company, and to give them an incentive to continue their service to the Company.

     2.   Stock Subject to Plan

          The Company shall reserve 4,500,000 shares of its par value $.0001 Common Stock (hereinafter called the "Shares") to be issued upon exercise of the options which may be granted from time to time under this Plan. As it may from time to time determine, the Board of Directors of the Company (hereinafter called the "Board") may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the Common Stock of the Company or of issued shares which have been reacquired. If options granted under this Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be subjected to subsequent options granted under the Plan.

     3.   Administration of the Plan

          The Board shall appoint a Stock Option Committee (hereinafter called the "Committee") which shall consist of not less than two (2) members of the Board, and, at the election of the Board or if the Board consists of less than three directors, may consist of the entire Board, to administer the Plan. Subject to the express provisions of this Plan and guidelines which may be adopted from time to time by the Board, the Committee shall have plenary authority in its discretion (a) to determine the individuals to whom, and the time at which, options are granted, and the number and purchase price of the Shares subject to each option; (b) to determine whether the options granted shall be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986 (hereinafter called the "Code"), or non-statutory stock options, or both; (c) to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it; (d) to determine the terms and provisions (and amendments thereof) of the respective option agreements subject to Section 6 of the Plan, which need not be identical, including, if the Committee shall determine that a particular option is to be an incentive stock option, such terms and provisions (and amendments thereof) as the Committee deems necessary to provide for an incentive stock option or to conform to any change in any law, regulation, ruling or interpretation applicable to incentive stock options; and (e) to make any and all determinations which the Committee deems necessary or advisable in administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate any of the foregoing authority to the President with respect to options granted to or which are held by non-officers.

     4.   Persons Eligible

          Options may be granted under the Plan to employees of and consultants to the Company and its subsidiaries, including officers and directors.
Employees may be granted either incentive or non-statutory options while consultants may be granted only non-statutory options. Officers and directors shall be deemed to be consultants for the foregoing purposes unless they are also employees. For purposes of this Plan, "employee" shall conform to the requirements of Section 422A of the Code, and "subsidiary" shall mean subsidiary corporations as defined in Section 425 of the Code.

          The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries) shall not exceed $100,000.

     5.   Changes in Capital Structure

          (a) Effect on the Plan. In the event of changes in the outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, recapitalization, merger or consolidation, acquisition of 80 percent or more of its gross assets or stock, reorganization or liquidation, the Committee and/or the Board shall make such adjustments in the aggregate number and class of shares available under the Plan as it deems appropriate, and such determination shall be final, binding and conclusive.

          (b)  In Outstanding Options.

               (i)  Stock Splits and Like Events.
          Should a stock dividend, stock split, reverse stock split, reclassification, or recapitalization occur, then the Committee and/or the Board shall make such adjustments in (i) the number and class of shares to which optionees will thereafter be entitled upon exercise of their options and (ii) the price which optionees shall be required to pay upon such exercise as it in its sole discretion in good faith deems appropriate, and such determination shall be final, binding and conclusive. Notwithstanding the foregoing, such adjustment shall have the result that an optionee exercising an option subsequent to such occurrence would pay the same aggregate exercise price to exercise the entire option and would then hold the same class and aggregate number of shares as if such optionee would have exercised the outstanding option immediately prior to such occurrence.

               (ii) Recapitalizations; Assumption of Options.
                    (A) Definition of "Event".

                    An "Event" shall mean the occurrence of any of the following transactions:
                         (i) a merger or consolidation in which the Company is
not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all optionees);
                         (ii) a dissolution or liquidation of the Company;

                         (iii) the sale of substantially all of the assets of
the Company; or
                         (iv) any other transaction which qualifies as a
"corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

                    (B) Effect of "Event".

                    Upon the consummation of an Event, the Board shall make arrangements which shall be binding upon the holders of unexpired options then outstanding under this Plan as the Board, in its sole discretion, in good faith determines to be in the best interests of the Company, which determination shall be final and conclusive. The possible arrangements include, but are not limited to, the substitution of new options for any portion of such unexpired options, the assumption of any portion of such unexpired options by any successor to the Company, the acceleration of the expiration date of any portion of such unexpired options to a date not earlier than thirty (30) days after notice to the optionee, or the cancellation of such portion in exchange for the payment by any successor to the Company of deferred compensation to the optionee. (Such deferred compensation may (but need not) be in an amount equal to the difference between the fair market value of the Shares subject to such unexpired portion and the aggregate exercise price of the Shares under the terms of such unexpired portion on the date of the Event and may (but need not) be paid in installments which correspond to the vesting schedule of the unexpired option.) The Board shall not be obligated to arrange such substitution or assumption to comply with
Section 425(a) of the Code or to accelerate the exercisability of a portion of an option when it accelerates the expiration date of such portion.

                    (C)  Company Acquisitions.

                    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an option under the Plan in substitution of such other company's award, or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an option granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new option rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price.

     6.   Terms and Conditions of Options

          Each option granted under this Plan shall be evidenced by a stock option agreement (hereinafter called "Agreement") which is not inconsistent with this Plan, and the form of which the Committee and/or Board may from time to time determine, provided that the Agreement shall contain the substance of the following:

          (a) Option Price. The option price shall be not less than 100% of the fair market value of the Shares at the time the option is granted, which shall be the date the Committee and/or Board, or its delegate, awards the grant, except that in the case of a grant of a non- statutory option to a key employee of the Company, the option price shall not be less than 85% of such fair market value. If the optionee, at the time of the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all the classes of stock of the Company or of its parent or subsidiaries (a "Principal Shareholder"), the option price of incentive stock options shall be not less than 110% of the fair market value of the Shares at the time the option is granted. The fair market value of the Shares shall be determined and the option price of the Shares set by the Committee and/or Board in accordance with the valuation methods described in Section 20.2031-2 of the Treasury Regulations.

          (b) Method of Exercise. At the time of purchase, Shares purchased under options shall be paid for in full either (i) in cash, (ii) at the discretion of the Board, with a promissory note secured by the Shares purchased,
(iii) at the discretion of the Committee and/or Board, with outstanding stock of the Company at such value as the Board shall determine in its sole discretion to be the fair market value of such stock, or (iv) a combination of promissory note (if permitted pursuant to (ii) above), stock (if permitted pursuant to (iii) above), and/or cash. To the extent that the right to purchase Shares has accrued under an option, the optionee may exercise said option from time to time by giving written notice to the Company stating the number of Shares with respect to which the optionee is exercising the option, and submitting with said notice payment of the full purchase price of said Shares either in cash or, at the discretion of the Board and/or Committee as described above, with a promissory note, outstanding stock of the Company, or a combination of cash, promissory note, and/or such stock. As soon as practicable after receiving such notice and payment, the Company shall issue, without transfer or issue tax to the optionee (or other person entitled to exercise the option), and at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates representing such Shares out of authorized but unissued Shares or reacquired Shares of its capital stock, as the Board and/or Committee, or its delegate, may elect, for the number of Shares to be delivered. The time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with such procedures as may, in the opinion of counsel to the Company, be desirable in view of federal and state laws, including corporate securities laws and revenue and taxation laws. If the optionee (or other person entitled to exercise the option) fails to accept delivery of any or all of the number of Shares specified in such notice upon tender of delivery of the certificates representing them, the right to exercise the option with respect to such undelivered Shares may be terminated.

          (c) Option Term. The Committee and/or Board may grant options for any term, but shall not grant any options for a term longer than ten (10) years from the date the option is granted (except in the case of an incentive option granted to a Principal Shareholder in which case the term shall be no longer than five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this section 6 of this Plan.

          (d) Exercise of Options. Each option granted under this Plan shall be exercisable on such date or dates, upon or after the occurrence of certain events, or upon or after the achievement of certain performance milestones (which occurrences or achievements may be waived in whole or in part or extended at the discretion of the Committee and/or Board) and during such period and for such number of Shares as shall be determined by the Committee and/or Board. Provided, however, for so long as the Company is relying upon California Corporations Code Section 25102(0) for exemption from qualification under the California Blue Sky law, and for so long as required by said Section 25102(0) or regulations implementing it, each option, unless granted to an officer, director or consultant of the Company, shall nevertheless become exercisable as to not less than twenty percent (20%) of the Shares subject to the option per year elapsed from the date of the grant. An incentive option granted to a non-officer may not be exercised at any time unless the optionee shall have continuously served, to the extent determined by the Committee and/or Board, as an employee of the Company or its subsidiary throughout a period commencing at the date an option is granted and ending no more than three (3) months and no less than thirty (30) days before an attempted exercise of the option, and, if applicable, unless the Committee and/or Board shall determine and notify the optionee in writing that certain events have occurred or certain performance milestones have been achieved. If an option becomes exercisable upon the occurrence of certain events or achievements of certain performance milestones, the option, unless granted to an officer, director or consultant of the Company, shall nevertheless become exercisable as to not less than twenty percent (20%) of the Shares subject to the option per year elapsed from the date of the grant; but otherwise may not be exercised unless the Committee and/or Board shall determine and notify the optionee in writing that such events have occurred or that such performance milestones have been achieved.

          (e) Nonassignability of Option Rights. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by the optionee.

          (f) Effect of Termination of Employment or Death or Disability. In the event the optionee's employment with the Company or its subsidiaries ceases, as determined by the Committee during the optionee's life for any reason, including retirement, any incentive option or unexercised portion thereof granted to a non-officer optionee which is otherwise exercisable shall terminate unless exercised within a period not to exceed three (3) months nor to be less than thirty (30) days of the date on which such employment ceased but not later than the date of expiration of the option period. In the event of the death or disability (as defined in Code Section 22(e)(3)) of the optionee while employed or within a period not to exceed three months nor to be less than thirty (30) days of the date on which such employment ceases, any option or unexercised portion thereof granted to the optionee, if otherwise exercisable by the optionee at the date of death or disability, may be exercised by the optionee (or by the optionee's personal representatives, heirs or legatees) at any time prior to the expiration of one year from the date of death or disability of the optionee but not later than ten (10) years from the date of grant of such option except that, in the case of an incentive option granted to a Principal Shareholder, not later than five years from the date of grant of such option.

          (g) Rights of Optionee. The optionees shall have no rights as a stockholder with respect to any Shares subject to an option until the date of issuance of a stock certificate to the optionee for such Shares. No adjustment shall be made for dividends or other rights of which the record date is prior to the date such stock certificate is issued. Neither this Plan, nor any action or agreement thereunder, shall confer any rights of employment, any rights to election or retention as an officer or director, or any rights to serve as a consultant.

          (h)  Tax Withholding.   To the extent required by applicable law, the
Company shall withhold from the pay of an optionee any taxes required to be withheld upon exercise of an option. The Company may instead at its discretion require that the taxes be paid to the Company concurrently with the exercise of the option as a condition to the exercise of the option. The Company, at the discretion and upon the approval of the Board, may permit the optionee to pay some or all of the taxes by tendering to the Company outstanding shares of the Company's stock held by the optionee, meeting the same criteria and valued in the same manner as stock tendered to pay the exercise price as set forth in
Section 6(d) above, or by reducing at the optionee's instructions, the number of shares to be issued upon exercise of the option, with such shares similarly valued.

          (i) Restrictions of Shares. To the extent required by the Company's bylaws, the Board, and/or the Committee, shares of Stock issued upon exercise of options shall be subject to a right of first refusal and market stand-off and holders of such shares may be required to execute non-disclosure agreements prior to being shown certain information concerning the Company.

     7.   Use of Proceeds

          The proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

     8.   Amendment of Plan

          The Board of Directors may at any time amend the Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof, and provided further that any such amendment increasing the number of Shares reserved under the Plan, altering the employees or class of employee eligible to be granted incentive stock options under the Plan, causing options granted to employees and intended to be incentive options under the Plan not to qualify as "incentive stock options" under Section 422A of the Code, or amending this Section 8 shall be subject to shareholder approval.

     9.   Financial Information

          Whenever the Company provides financial statements, whether audited or unaudited, to all of its shareholders as a group, the Company shall concurrently provide each optionee with a copy of such financial statements. Notwithstanding the foregoing, the Company shall provide each optionee at the end of its fiscal year with a copy of its financial statements for such fiscal year, either audited or unaudited, within ninety (90) days after the end of such fiscal year if such person is then an optionee. In connection with such provision, the Company may require the optionee to enter into a nondisclosure agreement; provided, however, that such nondisclosure agreement may not contain provisions which are more stringent than those the Company imposes on its shareholders which are also receiving the financial statements.

     10.   Effective Date and Termination of Plan

          This Plan was adopted by the Board of Directors on June 19, 1999, and approved by the shareholders on June 28, 1999. The Board may terminate this Plan at any time. If not earlier terminated, this Plan shall terminate on June 28, 2009.

          This Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any option, shall be subject to such approval or other conditions as may be required or imposed by any regulatory authority having jurisdiction to issue regulations or rules with respect thereto, including the securities laws of various governmental entities.

                                  EXHIBIT 23.2

                         HAEFELE, FLANAGAN & CO., P.C.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement dated June 28, 1999, of our report dated January 29,1999 included in the Form 10-KSB for the period ending December 31, 1998, and to all references to our firm included in this registration statement dated June 28, 1999.

                                         /s/ HAEFELE, FLANAGAN & CO., P.A.


Maple Shade, New Jersey
June 25, 1999